UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2013
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
______________

Delaware	77-0160744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200 La Jolla, CA	92037 (Zip Code)
(Address of principal executive offices)
(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On June 19, 2013, in connection with the Delaware General Corporation Law (“DGCL”) Section 203 waiver given by Ligand Pharmaceuticals Incorporated (the “Company”) to BVF Partners L.P., together with all of its affiliates and associates (“BVF”), described under Item 8.01, below, the Company and BVF entered into an Amended Letter Agreement (the “Amended Letter Agreement”), providing, among other things, that BVF may beneficially own up to 24.99% of the then outstanding common stock, par value $0.001 per share (“Common Stock”), and that at any time BVF beneficially owns more than 19.99% of the Company’s common stock, BVF will vote a minimum of its beneficially owned shares in the aggregate amount of 15% of the then-outstanding shares of Common Stock in favor of: (a) the Board's nominees at any annual or special meeting of security holders at which members of the Board are to be elected; and (b) a merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization, purchase of all or a substantial portion of the assets and properties of or other similar extraordinary transaction involving the Company.
In addition to the foregoing, any Common stock beneficially owned by BVF in excess of 19.99% of the Company’s outstanding shares of Common Stock must be held by BVF for a minimum of four years or until the stock reaches $100 per share. Further, BVF will not attempt to nominate any Director to the Ligand Board of Directors or undertake any other control initiative. If BVF fails to beneficially own more than 19.99% of the Company’s outstanding shares of Common Stock within nine months from the date of the Amended Letter Agreement, or until March 19, 2014, the terms revert to the previous terms in the letter agreement dated September 21, 2011.
The foregoing description of the Amended Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Letter Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On June 19, 2013, the Company and Mellon Investor Services LLC entered into an amendment to the 2006 Preferred Shares Rights Agreement (the “First Amendment”) amending the Company’s 2006 Preferred Shares Rights Agreement dated as of October 13, 2006 (the “Rights Agreement”). The Rights Agreement is attached as an exhibit to the Company’s report on Form 8-K filed on October 17, 2006. The First Amendment is attached as Exhibit 4.1 to this current report on Form 8-K hereto. Defined terms used in this report and not otherwise defined herein have the meanings set forth in the Rights Agreement.

The First Amendment modifies the definition of “Acquiring Person” in the Rights Agreement to exclude BVF, but only so long as (A) BVF beneficially owns not more than 24.99% of the Company’s outstanding Common Stock, (B) all of the shares of Common Stock beneficially owned by BVF are acquired pursuant to or otherwise in accordance with the terms of the Amended Letter Agreement, and (C) BVF reports or is required to report such ownership on Schedule 13G or Schedule 13D of the Securities Exchange Act of 1934, as amended (or any comparable or successor report), which Schedule 13G or Schedule 13D does not state or is not required to state any present intention to hold such shares of Common Stock with the purpose or effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect.

The Rights Agreement, as modified by the First Amendment, remains in full force and effect.

The foregoing description of the terms of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference.

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03. Material Modifications to Rights of Security Holders
The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 8.01. Other Events
Waiver of Delaware Section 203 Interested Party Business Combination Stockholder Supermajority Vote Requirement.
Under the DGCL, if a party, and affiliated entities, owns 15% or more of the Company’s common stock (an “Interested Party”) and within three years from obtaining that ownership is also a party in a proposed Business Combination, as that term is defined in DGCL, involving the Company, then DGCL Section 203 requires approval of the transaction by stockholders who hold two-thirds of the Company's outstanding common stock, excluding shares held by the Interested Party or its affiliates. The Company has waived this special two-thirds vote level requirement for BVF.
The Company is not currently in discussions with BVF regarding a Business Combination. BVF is not required to acquire additional shares of the Company's common stock and BVF’s decision, if any, to acquire additional shares of common stock will be made by BVF alone.
A copy of the press release, dated June 20, 2013, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The contents of the press release are deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
4.1	First Amendment to 2006 Preferred Shares Rights Agreement, dated June 19, 2013.
10.1	Amended Letter Agreement, dated June 19, 2013.
99.1	Press Release, dated June 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LIGAND PHARMACEUTICALS INCORPORATED

Date: June 20, 2013	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Amendment to 2006 Preferred Shares Rights Agreement, dated June 19, 2013.
10.1	Amended Letter Agreement, dated June 19, 2013.
99.1	Press Release, dated June 20, 2013.